Exhibit 4.1

WELLS FARGO & COMPANY

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of August 19, 2008

to

INDENTURE

Dated as of August 1, 2005

Junior Subordinated Debt Securities

i

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 19, 2008, between WELLS FARGO & COMPANY, a Delaware corporation (hereinafter called the “Company”) having its principal place of business at 420 Montgomery Street, San Francisco, California 94163, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to J.P. Morgan Trust Company, N.A.), not in its individual capacity but solely as trustee under the Indenture referred to herein and under this Fifth Supplemental Indenture (hereinafter called the “Trustee”), having its Corporate Trust Office at 2 North LaSalle, Suite 1020, Chicago, IL 60602.

RECITALS OF THE COMPANY

The Company and the Trustee have heretofore executed and delivered a certain Indenture, dated as of August 1, 2005 (the “Indenture”), providing for the issuance from time to time of Debt Securities;

Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301 of the Indenture;

The Company and the Trustee have heretofore executed and delivered the First Supplemental Indenture dated as of December 5, 2006, the Second Supplemental Indenture dated as of May 25, 2007, the Third Supplemental Indenture dated as of March 12, 2008 and the Fourth Supplemental Indenture dated as of May 19, 2008 establishing the form and terms of certain Debt Securities;

Pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the establishment of a new series of Debt Securities under the Indenture, the form and substance of such Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Fifth Supplemental Indenture; and

The conditions set forth in the Indenture for the execution and delivery of this Fifth Supplemental Indenture have been satisfied and all things necessary have been done to make this Fifth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities of the series established by this Fifth Supplemental Indenture by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such Debt Securities, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Definitions. For all purposes of this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) references to any Article, Section or subdivision thereof are references to an Article, Section or other subdivision of this Fifth Supplemental Indenture and (ii) capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture and the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular:

“Administrative Trustees” has the meaning set forth in Section 201(a).

“APM Commencement Date” means, with respect to any Deferral Period, the earlier of (i) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the Junior Subordinated Debentures and (ii) the conclusion of 20 consecutive Interest Periods following the commencement of such Deferral Period.

“Bankruptcy Event” means any of the events set forth in Section 501(2) or (3) of the Indenture.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

“Calculation Agent” means Wells Fargo Bank, National Association, or any other firm appointed by the Company, acting as calculation agent for the Junior Subordinated Debentures.

“Capital Securities” has the meaning set forth in the Trust Agreement.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.

“Common Equity Issuance Cap” has the meaning set forth in Section 201(j)(1).

“Current Stock Market Price” of the Common Stock on any date shall mean (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded, (ii) if the Common Stock is not listed on any U.S. securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or (iii) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company elects pursuant to Section 201(g) to defer all or part of any interest payment and ending on the earlier of (i) the conclusion of 40 consecutive Interest Periods following such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the Junior Subordinated Debentures.

“Distribution Date” has the meaning set forth in the Trust Agreement.

“Eligible Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the 180-day period prior to such Interest Payment Date from the issuance or sale of Common Stock or Qualifying Warrants up to the Maximum Share Number or Qualifying Preferred Stock up to the Preferred Stock Issuance Cap to Persons that are not Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve” means the Board of Governors of the Federal Reserve System, together with the Federal Reserve Bank of San Francisco, California, or any successor federal bank regulatory agency having primary jurisdiction over the Company.

“Guarantee” has the meaning set forth in Section 201(a).

“Intent-Based Replacement Disclosure” means, as to any Qualifying Preferred Stock, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Exchange Act, prior to or contemporaneously with the issuance of such securities, that to the extent that the Qualifying Preferred Stock provides the issuer with rating agency equity credit at the time of redemption or purchase, the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of such redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term Intent-Based Replacement Disclosure in the definition of Qualifying Preferred Stock herein, the requirement in such definition that a particular security or the related transaction documents include Intent-Based Replacement Disclosure shall be disregarded and given no force or effect for so long as the Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Interest Payment Date” has the meaning set forth on Section 201(e).

“Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, August 19, 2008) to but excluding the next Interest Payment Date.

“Issuer Trust” has the meaning set forth in Section 201(a).

“Junior Subordinated Debentures” has the meaning set forth in Section 201(a).

“Make-Whole Redemption Price” means the sum of the present values of the principal amount of the Junior Subordinated Debentures being redeemed and each scheduled payment of interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) from the Redemption Date to and including September 15, 2013, discounted to the Redemption Date from September 15, 2013 or the applicable Interest Payment Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 0.50%.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a) trading in securities generally (or in the Common Stock or the Qualifying Preferred Stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which the Common Stock and/or the Company’s preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or market or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities;

(b) the Company would be required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue Qualifying APM Securities pursuant to Section 201(j), and the Company fails to obtain such consent or approval notwithstanding its commercially reasonable efforts to obtain such consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under Section 201(j));

(c) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities;

(d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities;

(e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities;

(f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities;

(g) an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying APM Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such offering document or necessary to make the statements in such offering document not misleading and either (i) the disclosure of such event at such time, in the Company’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (ii) the disclosure relates to a previously undisclosed proposed or pending development or material business transaction, and the Company has a bona fide business reason for keeping the same confidential or the disclosure of which would impede the Company’s ability to consummate such transaction; provided that no single suspension period described in this clause (g) shall exceed 90 consecutive days and multiple suspension periods described in this clause (g) shall not exceed an aggregate of 90 days in any 180-day period with respect to the Company’s obligations pursuant to Section 201(j); or

(h) the Company reasonably believes that the offering document for the offer and the sale of Qualifying APM Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in clause (g) above) and the Company is unable to comply with such rule or regulation or such compliance would be unduly burdensome; provided that no single suspension period described in this clause (h) shall exceed 90 consecutive days and multiple suspension periods described in this clause (h) shall not exceed an aggregate of 90 days in any 180-day period with respect to the Company’s obligations pursuant to Section 201(j).

“Maximum Share Number” has the meaning set forth in Section 201(j)(5).

“Parity Securities” has the meaning set forth in Section 201(g)(i).

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange or market on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Preferred Stock Issuance Cap” has the meaning set forth in Section 201(j)(2).

“Qualifying APM Securities” means Common Stock, Qualifying Preferred Stock and Qualifying Warrants, provided that the Company may, without the consent of the holders of the Capital Securities or the Junior Subordinated Debentures, amend this definition of Qualifying APM Securities to eliminate Common Stock or Qualifying Warrants (but not both) from the definition if, after August 12, 2008, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the Company becomes effective such that there is more than an insubstantial risk that failure to eliminate Common Stock or Qualifying Warrants from the definition would result in a reduction in the Company’s earnings per share as calculated in accordance with generally accepted accounting principles.

“Qualifying Preferred Stock” means the Company’s non-cumulative perpetual preferred stock that (i) ranks pari passu with or junior to the Company’s other preferred stock, (ii) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than Permitted Remedies, and (iii)(a) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits the Company from making any distributions thereon upon the Company’s failure to satisfy one or more of the financial tests set forth therein, or (b) is subject to a Qualifying Replacement Capital Covenant.

“Qualifying Replacement Capital Covenant” means a replacement capital covenant that is substantially similar to the Wells Fargo Capital XII Replacement Capital Covenant or a replacement capital covenant, as identified by the Company’s Board of Directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the Wells Fargo Capital XII Replacement Capital Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the company and its subsidiaries from redeeming or purchasing a series of the Company’s non-cumulative perpetual preferred stock except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased within the 180-day period prior to the applicable redemption or purchase date.

“Qualifying Warrants” means net share settled warrants to purchase the Common Stock that (1) have an exercise price greater than the Current Stock Market Price of the Common Stock as of the date the Company agrees to issue the warrants, and (2) the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to repurchase for cash in any circumstances. If the Company issues Qualifying Warrants, the Company will be required to use commercially reasonable efforts, subject to the Common Equity Issuance Cap, to set the terms of such Qualifying Warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the Junior Subordinated Debentures in accordance with Section 201(j). The Company intends that any Qualifying Warrants issued in accordance with Section 201(j) will have exercise prices at least 10% above the Current Stock Market Price of the Common Stock on the date of issuance.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for the Company (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Junior Subordinated Debentures, which amendment, clarification or change results in:

(a) the shortening of the length of time the Junior Subordinated Debentures are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the issue date of the Capital Securities; or

(b) the lowering of the equity credit (including up to a lesser amount) assigned to the Junior Subordinated Debentures by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the issue date of the Capital Securities.

“Senior Debt” has the meaning set forth in the Indenture, as modified by Section 201(q).

“Stated Maturity Date” has the meaning set forth in Section 201(d).

“Subsidiary” means, with respect to any Person:

(a) any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a “subsidiary”), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

(b) any partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

(c) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

“Tax Event” means, for purposes of the Junior Subordinated Debentures, the Company has requested and received an Opinion of Counsel experienced in such matters to the effect that, as a result of any:

(a) amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after August 12, 2008;

(b) proposed change in those laws or regulations that is announced after August 12, 2008;

(c) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after August 12, 2008; or

(d) threatened challenge asserted in connection with an audit of the Issuer Trust, the Company or its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debentures or the Capital Securities, there is more than an insubstantial risk that:

(i) the Issuer Trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,

(ii) interest payable by the Company on the Junior Subordinated Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or

(iii) the Issuer Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Trading Day” means a day on which the Common Stock is traded on the New York Stock Exchange, or if not then listed on The New York Stock Exchange, a day on which the Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which the Common Stock is quoted in the over-the-counter market.

“Treasury Dealer” means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) refuses to act as Treasury Dealer for the purpose of determining the Make-Whole Redemption Price or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company for these purposes.

“Treasury Price” means the bid-side price for the Treasury Security as of the third trading day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal in the table entitled “Treasury Bonds, Notes and Bills,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that trading day, then Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury Dealer through such alternative means as are commercially reasonable under the circumstances.

“Treasury Rate” means the quarterly equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated in accordance with standard market practice and computed as of the second trading day preceding the Redemption Date).

“Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Junior Subordinated Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.

“Trust Agreement” has the meaning set forth in Section 201(a).

“Wells Fargo Capital XII Replacement Capital Covenant” means the replacement capital covenant relating to the Company’s 7.875% Junior Subordinated Deferrable Interest Debentures due 2068.

ARTICLE TWO

TERMS OF SERIES OF DEBT SECURITIES

Section 201. Terms of the Junior Subordinated Debentures. Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Debt Securities, the terms of which shall be as follows:

(a) Designation. The Debt Securities of this series shall be known and designated as the “8.625% Junior Subordinated Deferrable Interest Debentures due 2068” of the Company (the “Junior Subordinated Debentures”). The CUSIP number of the Junior Subordinated Debentures is 949746 PK1. The Junior Subordinated Debentures initially shall be issued to Wells Fargo Capital XIV, a Delaware statutory trust (the “Issuer Trust”). The Trust Agreement for the Issuer Trust shall be the Amended and Restated Declaration of Trust and Trust Agreement, dated as of August 19, 2008 (the “Trust Agreement”), among the Company, as Depositor, The Bank of New York Mellon Trust Company, National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein (the “Administrative Trustees”). The Guarantee (the “Guarantee”) will be issued pursuant to the Guarantee Agreement, dated as of August 19, 2008, between the Company and The Bank of New York Mellon Trust Company, National Association, as Guarantee Trustee.

(b) Aggregate Principal Amount. The maximum aggregate principal amount of the Junior Subordinated Debentures which may be authenticated and delivered under the Indenture and this Fifth Supplemental Indenture is $690,010,000 (except for Junior Subordinated Debentures authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Junior Subordinated Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture).

(c) Form and Denominations. The Junior Subordinated Debentures will be issued only in fully registered form, and the authorized denominations of the Junior Subordinated Debentures shall be $25 principal amount and any integral multiple thereof. The Junior Subordinated Debentures will be denominated in U.S. dollars and payments of principal and interest will be made in U.S. dollars.

(d) Stated Maturity Date. The principal amount of, and all accrued and unpaid interest on, the Junior Subordinated Debentures shall be payable in full on September 14, 2068, or if such day is not a Business Day, the following Business Day (the “Stated Maturity Date”).

(e) Rate of Interest. The Junior Subordinated Debentures shall bear interest from and including August 19, 2008 to but excluding the Stated Maturity Date at the rate of 8.625% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months. Subject to Sections 201(g) and (h), interest on the Junior Subordinated Debentures shall be payable quarterly in arrears on September 15, June 15, September 15, and December 15 of each year and on the Stated Maturity Date, commencing on December 15, 2008, until and including the Stated Maturity Date (each such date, an “Interest Payment Date”), or if any such day is not a Business Day, the following Business Day (and no interest shall accrue as a result of such postponement). Any installment of interest (or portion thereof) deferred in accordance with Section 201(g) or otherwise unpaid shall bear interest, to the extent permitted by law, at the rate of 8.625% per annum, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with Section 201(h).

(f) To Whom Interest Payable. Interest shall be payable to the Person in whose name the Junior Subordinated Debentures are registered at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date, except that interest payable on the Stated Maturity Date shall be paid to the Person to whom principal is paid. The Regular Record Dates for the Junior

Subordinated Debentures shall be the date 15 calendar days, whether or not a Business Day, before the relevant Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained for such purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. The principal of and interest on the Junior Subordinated Debentures payable at Maturity will be made against presentation of the Junior Subordinated Debentures at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Upon written request to the Paying Agent not less than 15 calendar days prior to the date on which interest is payable, a Holder of $1,000,000 or more in aggregate principal amount of Junior Subordinated Debentures may receive payment of interest, other than payments of interest payable at Maturity, by wire transfer of immediately available funds.

(g) Option to Defer Interest Payments. (i) The Company shall have the right, at any time and from time to time prior to the Stated Maturity Date, to defer the payment of interest on the Junior Subordinated Debentures for one or more consecutive Interest Periods that do not exceed 40 consecutive Interest Periods; provided that no Deferral Period shall extend beyond the Stated Maturity Date or the earlier redemption of the Junior Subordinated Debentures; and provided, further, that if an Event of Default with respect to the Junior Subordinated Debentures has occurred and is continuing or the Company is in default regarding its payment of any obligation under the Guarantee or the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to: (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, (B) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Company’s debt securities or guarantees that rank pari passu upon the Company’s liquidation with the Junior Subordinated Debentures (“Parity Securities”) or any of the Company’s debt securities that rank junior upon the Company’s liquidation to the Junior Subordinated Debentures or (C) make any guarantee payments with respect to any guarantee by the Company of the junior subordinated debt securities of any Subsidiary if such guarantee ranks junior to the Junior Subordinated Debentures.

(ii) The restrictions listed in clause (i) of this Section 201(g) do not apply to:

(A) any purchase, redemption or other acquisition of shares of capital stock of the Company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of capital stock of the Company, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period;

(B) any exchange, redemption or conversion of any class or series of the capital stock of the Company or of any of its Subsidiaries for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

(C) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

(D) any declaration of a dividend in connection with a stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or purchase of rights pursuant thereto;

(E) any payment by the Company under the Guarantee;

(F) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

(G) any payment during a Deferral Period of current or deferred interest in respect of Parity Securities that is made pro rata to the amounts due on such Parity Securities and on the Junior Subordinated Debentures, provided that such payments are made in accordance with Section 201(h) to the extent it applies, and any payment of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities;

(H) any payments of interest on Parity Securities in additional Parity Securities and any repurchase of Parity Securities in exchange for preferred stock, in each case in connection with a failed remarketing or similar event; or

(I) any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

(iii) Except as otherwise provided in Section 201(r), at the end of any Deferral Period, the Company shall pay all deferred interest on the Junior Subordinated Debentures (together with Additional Interest thereon, if any, at the rate specified for the Junior Subordinated Debentures) to the extent permitted by applicable law, to the Persons in whose names the Junior Subordinated Debentures are registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(iv) Subject to Section 201(r), in the case of any Deferral Period that does not terminate on or prior to the Interest Payment Date falling nearest the first anniversary of its commencement, the restrictions set forth in clause (i) of this Section 201(g) shall continue in effect in respect of any redemption or purchase of securities that rank junior to or pari passu with the Qualifying APM Securities the proceeds of which were used to pay deferred interest during such Deferral Period pursuant to the provisions set forth in Section 201(j) until the first anniversary of the termination of such Deferral Period.

(v) Upon termination of any Deferral Period and upon the payment of all deferred interest and any Additional Interest then due on any Interest Payment Date the Company may elect to begin a new Deferral Period pursuant to clause (i) of this Section 201(g).

(vi) The Company may elect to pay interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 201(h).

(vii) The Company shall give written notice of its election to begin or extend any Deferral Period (i) if the Property Trustee is not the sole holder or a holder of the Junior Subordinated Debentures, to the Holders of the Junior Subordinated Debentures and the Trustee at least one Business Day prior to the next succeeding Interest Payment Date or (ii) if the

Property Trustee is the sole holder of the Junior Subordinated Debentures, to the Property Trustee and the Trustee at least one Business Day prior to the earlier of (a) the next Distribution Date or (b) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date for such Distribution Date or of such Distribution Date; provided that, the Company is required to give the Holders of the Junior Subordinated Debentures notice of its election of such Deferral Period no more than 15 Business Days (or such other period as may be specified by the Federal Reserve) before the next Interest Payment Date.

(h) Payment of Deferred Interest. The Company will not pay deferred interest (including Additional Interest thereon) on the Junior Subordinated Debentures on any Interest Payment Date during any Deferral Period prior to the Stated Maturity Date or at any time an Event of Default has occurred and is continuing from any source other than Eligible Proceeds. Notwithstanding the foregoing, (i) the Company may pay current interest during a Deferral Period from any available funds and (ii) if the Federal Reserve disapproves of the Company’s sale of Qualifying APM Securities, the Company may pay deferred interest on the Junior Subordinated Debentures with cash from any source and if the Federal Reserve disapproves of the use of proceeds of the Company’s sale of Qualifying APM Securities to pay deferred interest on the Junior Subordinated Debentures, the Company may use the proceeds for other purposes and continue to defer interest on the Junior Subordinated Debentures. To the extent that the Company applies proceeds from the sale of Qualifying APM Securities to pay interest on the Junior Subordinated Debentures, such proceeds shall be allocated first to deferred payments of interest (including Additional Interest thereon) in chronological order based on the date each payment was first deferred; provided that no such proceeds will be applied to deferred interest payments (including Additional Interest thereon) to the extent such proceeds exceed the amounts described in clauses (1) and (2) of Section 201(j) until all other deferred interest payments (and Additional Interest thereon) with respect to such Deferral Period have been paid in full. The payment of interest from any other source shall be applied to current or deferred interest as directed by the Company and notified to the Trustee prior to the applicable Interest Payment Date. To the extent any payment allocable to any installment of interest (including Additional Interest thereon) is insufficient to pay such installment in full, such payment shall be applied pro rata to the outstanding Junior Subordinated Debentures. If the Company has outstanding Parity Securities under which it is obligated to sell Qualifying APM Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the deferred interest and distributions shall be applied to the Junior Subordinated Debentures and those Parity Securities to the extent such net proceeds are Eligible Proceeds with respect to those Parity Securities on a pro rata basis up to the Maximum Share Number and the Common Equity Issuance Cap or Preferred Stock Issuance Cap (or comparable provisions in the instruments governing those Parity Securities) in proportion to the total amounts that are due on the Junior Subordinated Debentures and such Parity Securities, or on such other basis as the Federal Reserve may approve.

(i) No Additional Amounts. No additional amounts will be paid to the Holders of the Junior Subordinated Debentures pursuant to Section 1006 of the Indenture.

(j) Alternative Payment Mechanism. Immediately following any APM Commencement Date and until the termination of the related Deferral Period, the Company shall, unless after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved, issue Qualifying APM Securities until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate and unpaid amount of deferred interest on the Junior Subordinated Debentures (including Additional Interest thereon) and applied such Eligible Proceeds on the next Interest Payment Date to the payment of deferred interest (including Additional Interest thereon) in accordance with Section 201(h); provided that:

(1) the foregoing obligations shall not apply during the first 20 consecutive Interest Periods of any Deferral Period (including Additional Interest thereon), to the extent the net proceeds of any issuance of Common Stock (or, if the Company has amended the definition of Qualifying APM Securities to eliminate Common Stock, Qualifying Warrants) applied during such Deferral Period to pay interest on the Junior Subordinated Debentures pursuant to this Section 201(j), together with the net proceeds of all prior issuances of Common Stock so applied, would exceed an amount equal to 2% of the product of the average of the Current Stock Market Prices of the Common Stock on the 10 consecutive Trading Days ending on the second Trading Day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements (the “Common Equity Issuance Cap”);

(2) the foregoing obligations shall not apply, and the Company shall not be permitted to issue Qualifying Preferred Stock, to the extent that the net proceeds of any issuance of Qualifying Preferred Stock applied to pay interest on the Junior Subordinated Debentures pursuant to this Section 201(j), together with the net proceeds of all prior issuances of Qualifying Preferred Stock applied during the current and all prior Deferral Periods, would exceed 25% of the aggregate principal amount of the Junior Subordinated Debentures issued under the Indenture (the “Preferred Stock Issuance Cap”); provided that the Common Equity Issuance Cap will cease to apply after the fifth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest, to the extent not disapproved of by the Federal Reserve after notice, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to any Market Disruption Event, the Maximum Share Number and the Preferred Stock Issuance Cap; and provided, further, that if the Common Equity Issuance Cap is reached during a Deferral Period and the Company subsequently repays all deferred interest, the Common Equity Issuance Cap will cease to apply at the termination of such Deferral Period and will not apply again unless and until the Company starts a new Deferral Period;

(3) the foregoing obligations shall not apply in respect of any Interest Payment Date if the Company shall have provided to the Trustee (and to the Property Trustee of the Issuer Trust to the extent it is the Holder of the Junior Subordinated Debentures) no more than 15 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered;

(4) to the extent that the Company has raised some but not all Eligible Proceeds necessary to pay all deferred interest (including Additional Interest thereon) on any Interest Payment Date pursuant to this Section 201(j) and subject to the Common Equity Issuance Cap and the Preferred Stock Issuance Cap, such Eligible Proceeds shall be applied in accordance with Section 201(h);

(5) the number of shares of Common Stock or shares of Common Stock subject to Qualifying Warrants that the Company shall be permitted to sell shall not exceed 100 million shares of Common Stock (such number, as it may be adjusted from time to time, the “Maximum Share Number”) for purposes of paying deferred interest on the Junior Subordinated Debentures;

provided that if the issued and outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Maximum Share Number shall be correspondingly adjusted; and provided, further, that if the Maximum Share Number has been reached and is not sufficient to allow the Company to raise sufficient proceeds to pay deferred interest in full, the Company will use its commercially reasonable efforts to increase the Maximum Share Number (i) only to the extent that it can do so and simultaneously satisfy future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in the Common Stock or (ii) if it cannot increase the Maximum Share Number as contemplated in the preceding clause (i), by requesting the Board of Directors of the Company to adopt a resolution for a stockholder vote at the next occurring annual stockholders’ meeting to increase the authorized number of shares of the Common Stock for purposes of satisfying its obligations to pay deferred interest; and

(6) so long as the definition of Qualifying APM Securities has not been amended to eliminate Common Stock, the sale of Qualifying Warrants to pay deferred interest is an option that may be exercised at the Company’s sole discretion, and the Company will not be obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the Junior Subordinated Debentures, and no class of investors in the Company’s securities, or any other party, may require the Company to issue Qualifying Warrants.

For the avoidance of doubt, once the Company reaches the Common Equity Issuance Cap for a Deferral Period, the Company shall not be required to issue more Common Stock (or, if the Company has amended the definition of Qualifying APM Securities to eliminate Common Stock, Qualifying Warrants) during the first 20 consecutive Interest Periods of such Deferral Period (including Additional Interest thereon) pursuant to this Section 201(j) even if the amount referred to in clause (1) of this Section 201(j) subsequently increases because of a subsequent increase in the Current Stock Market Price of the Common Stock or the number of outstanding shares of Common Stock. The Company shall not be excused from its obligations under this Section 201(j) if it determines not to pursue or complete the sale of Qualifying APM Securities due to pricing, dividend rate or dilution considerations.

(k) Events of Default. Solely for purposes of the Junior Subordinated Debentures, clauses (1) and (4) of Section 501 of the Indenture shall not apply. In addition to clauses (2) and (3) of Section 501 of the Indenture, the events set forth in the following clauses (1) and (2) shall constitute Events of Default; Section 502 of the Indenture shall not apply to an Event of Default of the nature set forth in clause (2) below or in clauses (2) and (3) of Section 501 of the Indenture; and clauses (1) and (2) of each of Sections 503 and 508 of the Indenture shall be replaced with clauses (1) and (2) below:

(1) default in the payment of interest, including Additional Interest, in full on any Junior Subordinated Debentures for a period of 30 days after the conclusion of 40 consecutive Interest Periods following the commencement of any Deferral Period; or

(2) default in the payment of the principal of the Junior Subordinated Debentures when due whether on September 14, 2068, upon redemption or otherwise;

For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee, the Holders of the Junior Subordinated Debentures or the holders of the Capital Securities under the Indenture, no breach by the Company of any other covenant or obligation under the Indenture or the terms of the Junior Subordinated Debentures shall be an Event of Default with respect to the Junior Subordinated Debentures. The Company will not enter into any supplemental indenture with the Trustee to add any additional Events of Default without the consent of the Holders of at least a majority in aggregate Outstanding principal amount of the Junior Subordinated Debentures.

(l) Redemption. The Junior Subordinated Debentures shall be redeemable in accordance with Article Eleven of the Indenture, provided that the Junior Subordinated Debentures are redeemable at the option of the Company (i) in whole or in part at any time on or after September 15, 2013 at a Redemption Price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest to the Redemption Date, (ii) in whole but not in part after the occurrence of a Rating Agency Event prior to September 15, 2013 at a Redemption Price equal to the greater of (1) 100% of their principal amount and (2) the Make-Whole Redemption Price, plus, in either case, accrued and unpaid interest to the Redemption Date, and (iii) in whole but not in part after the occurrence of a Tax Event, Capital Treatment Event or Investment Company Event prior to September 15, 2013 at a Redemption Price equal to 100% of their principal amount plus accrued and unpaid interest to the Redemption Date. The date of the prospectus referred to in the definitions of Capital Treatment Event and Investment Company Event set forth in the Indenture is August 12, 2008.

(m) [Intentionally Omitted]

(n) Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. Each Holder, by such Holder’s acceptance of the Junior Subordinated Debentures, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of such Junior Subordinated Debentures, such Holder shall have no claim for, and thus no right to receive, any interest deferred pursuant to Section 201(g) (including Additional Interest thereon) that has not been paid pursuant to Sections 201(h) and (j) to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid (including Additional Interest thereon) and (y) an amount equal to such Holder’s pro rata share of the excess, if any, of the Preferred Stock Issuance Cap over the aggregate amount of net proceeds from the sale of the Qualifying Preferred Stock that the Company has applied to pay such Deferred Interest pursuant to Section 201(j). Each Holder, by such Holder’s acceptance of the Junior Subordinated Debentures, agrees that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount such Holder receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of the Qualifying Preferred Stock.

(o) No Sinking Fund, Repayment at the Option of Holders, Exchange, Securities Fund, Defeasance or Conversion. Section 403 of the Indenture and Articles Twelve, Thirteen, Fourteen, Fifteen, Seventeen and Nineteen of the Indenture shall not apply to the Junior Subordinated Debentures. For the avoidance of doubt, Section 401 of the Indenture shall apply to the Junior Subordinated Debentures.

(p) Form. The Junior Subordinated Debentures shall be issued as Registered Securities without coupons and shall be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same.

(q) Subordination. The subordination provisions of Article Eighteen of the Indenture shall apply to the Junior Subordinated Debentures; provided that for the purposes of the Junior Subordinated Debentures (but not for the purposes of any other Debt Securities unless specifically set forth in the terms of such Debt Securities), (i) Senior Debt shall also include debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with the Company, that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the Junior Subordinated Debentures and (ii) Senior Debt shall exclude trade accounts payable and accrued liabilities arising in the ordinary course of business. The Junior Subordinated Debentures will rank pari passu with the Company’s 5.95% Capital Efficient Notes due 2086 held by Wells Fargo Capital X and the Company’s guarantee of the capital securities issued by Wells Fargo Capital X, the Company’s 6.25% Junior Subordinated Deferrable Interest Debentures due 2067 held by Wells Fargo Capital XI and the Company’s guarantee of the capital securities issued by Wells Fargo Capital XI, the Company’s 7.875% Junior Subordinated Deferrable Interest Debentures due 2068 held by Wells Fargo Capital XII and the Company’s guarantee of the capital securities issued by Wells Fargo Capital XII and with the Company’s Remarketable 7.50% Junior Subordinated Notes due 2044 held by Wells Fargo Capital XIII and the Company’s guarantee of the preferred purchase securities issued by Wells Fargo Capital XIII.

(r) Business Combinations. If the Company engages in any merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as any entirety to any other Person, where immediately after the consummation of such transaction more than 50% of the voting stock of the Person formed by such transaction, or the Person that is the surviving entity of such transaction, or the Person to whom such properties and assets are conveyed, transferred or leased in such transaction, is owned by the shareholders of the other party to such transaction, then Section 201(h) and clause (iv) of Section 201(g) shall not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such transaction (or, if later, at any time within 90 days following the date of consummation of such transaction). The settlement of all deferred interest, whether it occurs on an Interest Payment Date or another date, will immediately terminate the Deferral Period. The Company will establish a special record date for the payment of any deferred interest pursuant to this Section 201(r) on a date other than an Interest Payment Date.

(s) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints Wells Fargo Bank, N.A. as Security Registrar, Authenticating Agent and Paying Agent with respect to the Junior Subordinated Debentures. The Junior Subordinated Debentures may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Junior Subordinated Debentures shall be the Security Registrar’s office in Minneapolis, Minnesota.

(t) Replacement Capital Covenant. The Company shall have the right, at any time prior to the Stated Maturity Date, to enter into a replacement capital covenant in respect of the Junior Subordinated Debentures in favor of a specified class or classes of the Company’s indebtedness without the consent of the Holders of the Junior Subordinated Debentures.

ARTICLE THREE

MISCELLANEOUS

Section 301. Trust Indenture Act. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 through operation of Section 318(c) thereof, such imposed duties shall control.

Section 302. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 303. Successors and Assigns. All covenants and agreements in this Fifth Supplemental Indenture by the Company shall bind its successors and assigns, whether expressed or not.

Section 304. Separability. In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 305. Benefit of Fifth Supplemental Indenture. Nothing in this Fifth Supplemental Indenture or the Junior Subordinated Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

Section 306. Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 307. No Representations by Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

Section 308. Amendments. Notwithstanding anything to the contrary contained in this Fifth Supplemental Indenture, the consent of the Holders of the Junior Subordinated Debentures shall not be required to effect any amendment required in order to make this Fifth Supplemental Indenture consistent with the description of the Fifth Supplemental Indenture contained in the Prospectus, dated May 12, 2008, as supplemented by the Prospectus Supplement, dated August 12, 2008, relating to the Capital Securities.

Section 309. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE JUNIOR SUBORDINATED DEBENTURES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
Name:	Barbara S. Brett
Title:	Senior Vice President and
Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Sharon K. McGrath
Name:	Sharon K. McGrath
Title:	Vice President

[Fifth Supplemental Indenture]

Annex A – Form of Junior Subordinated Debenture

ANNEX A

The following legend applies if this Security is a Global Security: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

WELLS FARGO & COMPANY

8.625% Junior Subordinated Deferrable

Interest Debenture due 2068

No.

CUSIP No. 949746 PK1

$

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay                                 , or registered assigns, the principal sum of                      dollars ($                    ) on September 14, 2068, or if such day is not a Business Day (as hereinafter defined), the following Business Day (the “Stated Maturity Date”). The Company further promises to pay interest on said principal sum from August 19, 2008 or from the most recent Interest Payment Date for which interest has been paid or duly provided for at the rate of 8.625% per annum, payable (subject to deferral as set forth herein) quarterly in arrears on March 15, June 15, September 15 and December 15 of each year and on the Stated Maturity Date, commencing on December 15, 2008 (each such day, an “Interest Payment Date”), until the principal thereof is paid or duly provided for or made available for payment. In the event any Interest Payment Date is not a Business Day, the interest payable on such day shall be paid on the following Business Day and no interest will accrue as a result of such postponement. Any installment of interest (or portion thereof) deferred in accordance with the Fifth Supplemental Indenture hereinafter referred to or otherwise unpaid on the relevant Interest Payment Date shall bear interest, to the extent permitted by law, at the rate of 8.625% per annum, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with the Fifth Supplemental Indenture.

The amount of interest payable on this Debt Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. A “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date 15 calendar days, whether or not a Business Day, before the relevant Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debt Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.

The Company shall have the right, at any time and from time to time prior to the Stated Maturity Date, to defer the payment of interest on this Debt Security for one or more consecutive Interest Periods that do not exceed 40 consecutive Interest Periods; provided that no Deferral Period (as hereinafter defined) shall extend beyond the Stated Maturity Date or the earlier redemption of the Debt Securities of this series; and provided, further, that during any such Deferral Period (and, except as provided in the Fifth Supplemental Indenture with respect to certain transactions, in the case of any Deferral Period that does not terminate on or prior to the Interest Payment Date falling closest to the first anniversary of the commencement of such Deferral Period, until the first anniversary of the termination of such Deferral Period), if an Event of Default with respect to the Debt Securities of this series has occurred and is continuing or if the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or a Deferral Period is continuing or the Company is in default regarding its payment of any obligation under its guarantee regarding the Issuer Trust, the Company shall not, and shall not permit any Subsidiary, subject to certain exceptions set forth in the Fifth Supplemental Indenture, to: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any debt security or guarantee of the Company (including other Debt Securities or other junior subordinated debt) that ranks pari passu upon the Company’s liquidation with this Debt Security or any debt security of the Company that ranks junior upon the Company’s liquidation to this Debt Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the junior subordinated debt securities of any Subsidiary if such guarantee ranks junior to this Debt Security. Each period beginning on the Interest Payment Date with respect to which the Company elects to defer all or part of any interest payment and ending on the earlier of (i) the conclusion of 40 consecutive Interest Periods following such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and unpaid interest on this Debt Security is referred to as a “Deferral Period.” Except as otherwise provided in Section 201(r) of the Fifth Supplemental Indenture, at the end of any such Deferral Period, the Company shall pay all interest then accrued and unpaid on this Debt Security (together with Additional Interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name this Debt Security is registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period. Upon termination of any Deferral Period, the Company may elect to begin a new Deferral Period, subject to the above requirements. The Company may elect to pay current interest on any Interest Payment Date during any Deferral Period to the extent permitted, and shall pay deferred interest (including Additional Interest thereon) to the extent required, by the Fifth Supplemental Indenture.

The Company shall give written notice of its election to begin or extend any Deferral Period (i) if the Property Trustee is not the sole holder of the Debt Securities of this series, to the Holders of the Debt Securities of this series and the Trustee at least one Business Day prior to the next succeeding Interest Payment Date, or (ii) if the Property Trustee is the sole holder of the Debt Securities of this series, to the Property Trustee and the Trustee at least one Business Day prior to the earlier of (a) the next Distribution Date or (b) the date the Property Trustee is required to give notice to holders of such Capital Securities of the record date for such Distribution Date or of such Distribution Date provided that, the Company is required to give the Holders of the Junior Subordinated Debentures notice of its election of such Deferral Period no more than 15 Business Days (or such other period as may be specified by the Federal Reserve) before the next succeeding Interest Payment Date.

Payment of principal of (and premium, if any) and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register. Upon written request to the Paying Agent not less than 15 days prior to the date on which interest is payable, a Holder of $1,000,000 or more in aggregate principal amount of Debt Securities of the series may receive payments of interest, other than payments of interest at Maturity, by wire transfer of immediately available funds.

The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions. The Debt Securities of this series shall, not in limitation of the preceding sentence, rank junior to debt securities issued under the Indenture dated August 30, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The First National Bank of Chicago).

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

WELLS FARGO & COMPANY

By:
Name:
Title:

[SEAL]

Attest:

[Secretary or Assistant Secretary]

Dated:

This is one of the Debt Securities, of the series designated herein, described in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION Not in its individual capacity, but solely as Trustee

By:
Authorized Officer:

OR

Wells Fargo Bank, N.A., as
Authenticating Agent for the Trustee

By:
Authorized Signature

REVERSE OF SECURITY

This Debt Security is one of a duly authorized issue of securities of the Company (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 1, 2005 (herein called the “Indenture”), as supplemented by the fifth supplemental indenture thereto, dated as of August 19, 2008 (herein called the “Fifth Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities of this series, and of the terms upon which the Debt Securities of this series are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, limited in aggregate principal amount of $690,010,000.

All terms used in this Debt Security that are defined in the Fifth Supplemental Indenture, in the Indenture or in the Amended and Restated Declaration of Trust and Trust Agreement, dated as of August 19, 2008 (the “Trust Agreement”), for Wells Fargo Capital XIV, among Wells Fargo & Company, as Depositor, and the Issuer Trustees named therein and the Holders referred to therein, shall have the meanings assigned to them in the Fifth Supplemental Indenture, the Indenture or the Trust Agreement, as the case may be; provided, however, in the event that different meanings are assigned in the Fifth Supplemental Indenture and the Indenture, the meanings assigned in the Fifth Supplemental Indenture shall control.

The Company may, at its option, and subject to the terms and conditions of the Fifth Supplemental Indenture and Article Eleven of the Indenture, redeem this Debt Security in whole or in part at any time on or after September 15, 2013 at a price equal to 100% of the principal amount of this Debt Security being redeemed (plus accrued and unpaid interest to the Redemption Date).

Upon the occurrence and during the continuation of a Tax Event, Capital Treatment Event, Investment Company Event or Rating Agency Event in respect of the Issuer Trust, the Company may, at its option, redeem the Debt Securities of this series, in whole but not in part, subject to Section 1108 and the other provisions of Article Eleven of the Indenture and Section 201(l) of the Fifth Supplemental Indenture. In the case of a Rating Agency Event prior to September 15, 2013, the redemption price shall be equal to the greater of (1) 100% of the principal amount of this Debt Security and (2) the sum of the present values of the principal amount of this Debt Security and each scheduled payment of interest on this Debt Security (excluding any portion of such payments of interest accrued as of the Redemption Date) from the Redemption Date to and including September 15, 2013, discounted to the Redemption Date from September 15, 2013 or the applicable Interest Payment Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 0.50%, plus, in either case, accrued and unpaid interest to the Redemption Date. In the case of a Tax Event, Capital Treatment Event or Investment Company Event, the redemption price shall be equal to 100% of the principal amount of this Debt Security (plus accrued and unpaid interest to the Redemption Date).

In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Debt Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Debt Securities of this series, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series to be affected by such supplemental indenture, acting together. The Indenture also contains provisions permitting Holders of a majority in aggregate principal amount of the Debt Securities of all series issued under the Indenture at the time Outstanding, acting together, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series. Any such consent or waiver by the registered Holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in and subject to the provisions of the Indenture and the Fifth Supplemental Indenture, if an Event of Default arising from a default in the payment of interest (including Additional Interest) in full for a period of 30 days after the conclusion of 40 consecutive Interest Periods following the commencement of any Deferral Period with respect to the Debt Securities of this series at the time Outstanding, occurs and is continuing, then and in each such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of this series may declare the principal amount, and accrued interest (including Additional Interest), of all the Debt Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that if, upon such an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of this series fail to declare the principal amount of all the Debt Securities of this series to be immediately due and payable, either the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Debt Securities of this series shall become immediately due and payable; and provided, further, that the payment of principal and interest (including any Additional Interest) on such Debt Securities shall remain subordinated to the extent provided in Article Eighteen of the Indenture.

Each Holder, by such Holder’s acceptance hereof, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Debt Security, such Holder shall have no claim for, and thus no right to receive, any interest deferred pursuant to the Fifth Supplemental Indenture (including Additional Interest thereon) that has not been paid out of the proceeds of the issuance of certain securities in accordance with the Fifth Supplemental Indenture to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid (including Additional Interest thereon) and (y) an amount equal to such Holder’s pro rata share of the excess, if any, of the Preferred Stock Issuance Cap over the aggregate amount of net proceeds from the sale of the Qualifying Preferred Stock that the Company has applied to pay such Deferred Interest pursuant to Section 201(j) of the Fifth Supplemental Indenture. Each Holder, by such Holder’s acceptance hereof, agrees that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount such Holder receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of the Qualifying Preferred Stock.

No reference herein to the Indenture or the Fifth Supplemental Indenture and no provision of this Debt Security or of the Indenture or the Fifth Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debt Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Debt Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for like aggregate principal amount of Debt Securities of a different authorized denomination, as requested by the Holder surrendering the same.

If this Debt Security is a Global Security, this Debt Security is exchangeable for definitive Debt Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days, (y) the Company in its sole discretion determines that this Debt Security shall be exchangeable for definitive Debt Securities in registered form and notifies the Trustee thereof, or (z) an Event of Default with respect to the Debt Securities represented hereby has occurred and is continuing. If this Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Debt Securities in registered form, bearing interest at the same rate, having the same terms and of authorized denominations aggregating a like amount.

If this Debt Security is a Global Security, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No recourse shall be had for the payment of the principal of or the interest, including Additional Interest, on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, the Fifth Supplemental Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company and, by its acceptance of this Debt Security or a beneficial interest herein, the Holder of, and any Person that acquires beneficial interest in, this Debt Security agree that, for United States Federal, state and local tax purposes, it is intended that this Debt Security constitute indebtedness.

THE INDENTURE, THE FIFTH SUPPLEMENTAL INDENTURE AND THIS DEBT SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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